UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2023

FULL HOUSE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Summerlin 1980 Festival Plaza Drive, Suite 680 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221-7800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	FLL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 18, 2023, the Company held its Annual Meeting of Stockholders. A total of 27,569,665 shares (80.1% of shares outstanding as of the record date) of the Company’s common stock were present or represented by proxy at the meeting. The results of stockholder voting on the three proposals presented were as follows:

Proposal 1 – Stockholders elected the following nine directors nominated by the board of directors, to serve until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Kenneth R. Adams	17,871,667	1,358,123	49,811	8,290,064
Carl G. Braunlich	17,876,328	1,323,955	79,318	8,290,064
Lewis A. Fanger	18,996,620	278,881	4,100	8,290,064
Eric J. Green	19,192,361	38,039	49,201	8,290,064
Lynn M. Handler	19,143,106	78,816	57,679	8,290,064
Michael A. Hartmeier	18,416,782	858,619	4,200	8,290,064
Daniel R. Lee	18,834,236	441,265	4,100	8,290,064
Kathleen M. Marshall	19,165,660	64,665	49,276	8,290,064
Michael P. Shaunnessy	19,220,734	54,227	4,640	8,290,064

Proposal 2 – Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023:

For	Against	Abstain	Broker Non-Votes
27,549,910	6,706	13,049	―

Proposal 3 – Stockholders approved, on an advisory basis, the Company’s named executive officer compensation as disclosed in the 2023 proxy statement:

For	Against	Abstain	Broker Non-Votes
18,595,398	610,506	73,697	8,290,064

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: May 22, 2023	/s/ Lewis A. Fanger
Lewis A. Fanger, Senior Vice President, Chief Financial Officer & Treasurer